Exhibit 10.20

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(4)

and Rule 406 of the

 Securities Act of 1933,

as amended.

Xencor, Inc. 111 West Lemon Avenue Monrovia, CA 91016 Attn: Bassil Dahiyat, CEO Fax: +1 626 305 0350 Copy: Morisson & forester LLP

425 Market Street

San Francisco, CA 94105

Attn: Laura O. Spiegelman

Fax: +1 415 268 7522

CONFIDENTIAL

March 23rd, 2012

Re: First Amendment to the Collaboration and License Agreement (“Agreement”) effective as of June 27, 2010, between Xencor, Inc. (“Xencor”) and MorphoSys AG (“MorphoSys”), related to the extension of the Ongoing Phase I Trial(1).

Dear Bassil,

MorphoSys and Xencor have decided and agreed that the Ongoing Phase I Trial performed under the Agreement by Xencor shall be extended and that the Xencor Development Plan shall be amended accordingly.

Therefore, the Parties agree that Exhibit J (Xencor Development Plan) of the Agreement shall be amended to cover all activities defined in the […***…]

Xencor shall perform the Additional Activities in compliance with the terms of the Agreement (including this First Amendment) and with the […***…].  Xencor shall at all times remain the sponsor of such Additional Activities within the […***…].

MorphoSys shall pay for the clinical costs actually incurred by Xencor to complete the Additional Activities (“Additional Clinical Costs”), an estimation of which costs was provided by Xencor as set out in Appendix A hereto.  Xencor shall closely inform MorphoSys on the status of the actual Additional Clinical Costs and shall promptly upon receipt provide MorphoSys with copies of all invoices received by Xencor from the Third Parties performing the Additional Clinical Activities (including CRO and clinical sites).  MorphoSys shall also pay

(1)  All capitalized terms in this First Amendment shall have the meaning ascribed to them in the Agreement, unless otherwise expressly set out.

*** Confidential Treatment Requested

for the Licensed Product manufactured by […***…].  For the avoidance of doubt, any other batch of Licensed Product used by Xencor for the Additional Activities shall be and remain fully at Xencor’s cost.

This First Amendment letter shall become effective as of the date of the date of Xencor’s countersignature below.

Except as expressly amended hereby, the Agreement shall continue in full force and effect.  This First Amendment is incorporated and made a part of the Agreement between MorphoSys and Xencor.  In the event of any conflict or inconsistency between the Agreement and this First Amendment, the latter shall prevail.

If the foregoing terms are agreeable to Xencor, please countersign and date this letter herebelow and return the original to MorphoSys.

Best regards,

MorphoSys AG

Name:	/s/ Dr. Andy Schottelin	Name:	/s/ Dr. Marlies Sproll

Title: CDO		Title: CSO

Date: March 23, 2012		Date: March 23, 2012

Xencor, Inc.

Name:	/s/ Bassil Dahiyat

Title: President and CEO

Date: March 28, 2012

*** Confidential Treatment Requested

Appendix A

Additional Clinical Costs estimate

[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]
[…***…]		[…***…]	[…***…]
[…***…]	[…***…]
[…***…]	[…***…]
[…***…]	[…***…]
[…***…]	[…***…]
[…***…]		[…***…]

*** Confidential Treatment Requested